II Evaluation of the Guaduas Field in Middle/Upper Magdalena Valley

The Guaduas field is located in the Dindal and Rio Seco Blocks. It covers 30,665 acres in the Middle Magdalena Valley and is approximately 62 miles northwest of the City of Bogotá. The Company purchased 90.6% working interest in this property from SiPetrol S.A. on July 6, 2006 and became the operator. The remaining 9.4% working interest belongs to Cimarrona Oil & Gas. The oil and gas production are subject to a 20% royalty rate.

Geology, Discovery, and Production of the Guaduas Field

The Guaduas field is located in the Middle Magdalena Valley Basin on the west flank of the Guaduas syncline and is a hanging-wall anticlinal feature created by the movement of the Honda thrust. The Guaduas field was discovered in 1996 by GHK Company, LLC of Oklahoma from the drilling of the El Segundo-1E well and was placed on production later that year through an extended production test. Production is from the late Cretaceous Cimarrona formation, which is a sequence of alternating clastics and carbonate rocks deposited in a transitional marine environment. The Cimarrona formation in the Guaduas field is composed of fractured limestone and calcareous sandstone, inter-bedded with calcareous shale and siltstones.

The Guaduas closure to the north, south and west is structural in nature, while the eastern closure is based on a facies change. The deposit environment is from transitional to marine. In the area of the Guaduas field, wells encountered Cimarrona thickness between 230 and 350 feet. During exploration, it was discovered that hydrocarbon accumulations are controlled by the presence of fractures and limited almost exclusively to the fractures. Development focused on fracturing and development of limestone and sands, drilling perpendicularly to the direction of the fractures in order to drain most of the hydrocarbons found in the fractures.

Full field development began in 2001 with production peaking in 2002 prior to declining to present day levels. In the early stages of exploration, the Cimarrona formation was identified as a clastic sequence that varied in lithology, from conglomerate sediments related to deltaic fans, canals and marine bars from coastal environments, to shallow-water limestone. Later exploration efforts resulted in the discovery that hydrocarbon accumulations in the area were controlled by the presence of fractures and limited almost exclusively to the fractures, with minimal matrix contribution. Development therefore focused on fracturing and development of limestone and sandstone by drilling perpendicularly to the direction of the fractures in order to drain the highest percentage of hydrocarbons found in these fracture systems.

As of year-end 2011, 17 wells have been drilled with nine producing oil wells and six non-producing oil wells, one water injection well and one gas injection well. For the purposes of this evaluation, all nine oil wells are producing and one non-producing oil well is scheduled for workover in 2012.

The production data of the wells in the field is as follows:

	Oil, bbl			Gas, Bcf			Water, bbl		
Wells	Cum. Prod. in December 2010	Cum. Prod. in December 2011	2011 Prod.	Cum. Prod. in December 2010	Cum. Prod. in December 2011	2011 Prod.	Cum. Prod. in December 2010	Cum. Prod. in December 2011	2011 Prod.
ES-1N	284,781	284,960	179	0.267127	0.352757	0.085630	3,566	4,137	571
ES_1S	2,655,131	2,764,355	109,224	13.133263	14.144917	1.011654	26,466	30,282	3,816
ES_2E_S T1	866,026	886,299	20,273	1.329413	1.348985	0.019572	658,104	755,061	96,957
ES-2S	175,321	191,128	15,807	0.084657	0.084657	0.000000	16,048	63,096	47,048
ES_5N	870,612	914,517	43,905	0.776316	0.872628	0.096312	174,234	220,658	46,424
TP_1E	1,706,170	1,735,200	29,030	1.156584	1.192099	0.035515	1,043,054	1,141,422	98,368
TP_6E_S T2	423,208	435,147	11,939	1.190274	1.262505	0.072231	723,013	873,714	150,701
TP_6N	677,940	685,200	7,260	1.771624	1.834175	0.062551	5,606	8,448	2,842
TP_7W	351,945	358,549	6,604	0.267419	0.309858	0.042439	747,407	829,633	82,226
TOTAL	8,011,134	8,255,355	244,221	19.976677	21.402581	1.425904	3,397,498	3,926,451	528,953

Wells produce through a combination of electrical submersible pumps (ESP), progressive cavity pumps (PCP) and gas lift. Produced gas is used for fuel, re-injected for pressure maintenance and gas sales. Produced water is re-injected for disposal. A review of gas-oil ratio performance indicates that gas breakthrough has occurred in a number of producing wells.

The discovery well, the El Segundo 1E well, was located using the seismic database existing in 1996 that consisted only of 2-D seismic. The 2-D seismic outlining the field consists of 14 seismic profiles with separations between transversal lines of approximately three km and six km between the direction lines. The reprocessing resulted in an improvement in the frequency content, image reproduction and seismic character. There is a total of 254 km of 2-D seismic available for the area.

In view of the exploratory success with additional wells, 129 km^2 of 3-D seismic was acquired. Additional reprocessing was performed on the 3-D seismic to eliminate static problems and to improve definition of seismic events of the Cimarrona Formation, to better define the faults and to visualize the reservoir's area. The 3-D seismic was used to improve mapping of the structure, defining orientation of principal faults and pin-pointing the reservoir's position, allowing for better planning of development wells. As part of an integrated reservoir study, in conjunction with the seismic reprocessing, synthetic seismograms were built relating to the area wells to improve structural interpretation of the reservoir.

Reservoir Evaluation

Within the Cimarrona formation, the porosity ranges from 0 to 5% with permeability ranges from 0.01 to 1 mD. The oil is trapped in fractures. Based on petrophysical properties combined with a stratigraphic model, the Cimarrona formation is divided into the Upper Cimarrona (Flow units FU1, FU2, FU3, FU4 and FU5) and Lower Cimarrona (Flow units FU6, FU7 and FU8). The FU2 is the principal reservoir and FU4 and FU5 are considered good reservoirs.

Work Program

Through infill drilling the Company plans to continue development of the field in order to maintain production decline rates as existing wells are abandoned. One exploration well was drilled but was not successful. The next drilling is planned in 2014 and 2015 and only probable reserve is assigned.

Pump changes are anticipated in two wells in 2012 and may enhance the production rates.

Capital Costs

The total capital expenditures for the drilling of two additional wells are $6,000,000 for a deviated well in 2014 and $3,000,000 for a vertical well. The Company's share of field development costs at 90.6% working interest.

Operating Costs

The total 2011 operating expenses (excluding transportation) totaled $6,529,672 (100% working interest). The fixed cost was estimated at 75% of the total operating cost, resulting in $424,429 per month for the Guaduas Oil Field for the nine producing oil and one gas wells. The variable cost is estimated at 25% of the total operating cost and, based on 244,221 barrels of total oil production. The resulting variable cost is $6.30 per barrel. The transportation cost was $2.39 per barrel including handling.

Economic Assumptions and Parameters

Working Interest	90.6%
Royalty Rate	20%
Forecast Oil Price	Escalate at NYMEX futures for WTI light crude
Escalation factor for costs	4% per year based on Colombia consumer index
Contract Expiration	February 2021
Operating Days	estimated at 365 per year
Abandonment, salvage, clean-up	$100,000/well

Reserve

Proved developed producing reserves have been assigned to seven oil wells and one gas well based on the production performance trends of the historical data. Proved non-producing

reserve is assigned to the ES-6E-ST2 well for an estimated of 120,000 barrels of oil based on analogue production data.

Well Name	Category	Cumulative Production to December 2011 (bbl)	Estimated Ultimate Recoverable (bbl)	Remaining Recoverable (bbl)	Remaining to Contract Expiry (bbl)	Remaining to Economic Limit (bbl)
ES_1S	PDP	2,764,355	3,666,726	902,371	600,366	302,005
ES_2E_ST1	PDP	886,299	959,841	73,542	73,542	0
ES_2S	PDP	191,128	337,919	146,791	146,791	0
ES_5N	PDP	914,517	1,307,038	392,521	392,521	0
TP_1E	PDP	1,735,200	1,878,538	143,338	143,338	0
TP_6E_ST2	PDP	435,147	511,172	76,025	76,025	0
TP_6N	PDP	685,200	693,873	8,673	8,673	0
7P_7W	PDP	358,549	358,549	Uneconomic	-	
Total		**7,970,395**	**9,858,456**	**1,743,261**	**1,441,256**	**302,005**

Based on surrounding production analogs and 3-D seismic interpretations, probable undeveloped reserve is assigned to two delineated infill wells (Development Well #1 & Development Well #2) in the Guaduas field. These infill locations will offset the Development #1 and #2 wells depending on results. These wells are anticipated to be drilled in 2014 and 2015.

Well Name	Category	Cumulative Production (bbl)	Estimated Ultimate Recoverable (bbl)	Remaining Recoverable (bbl)	Remaining to Contract Expiry (bbl)	Remaining to Economic Limit (bbl)
Development Well #1	Probable	-	1,002,262	1,002,262	889,628	889,628
Development Well #2	Probable	-	1,002,262	1,002,262	812,116	812,116
Total		**-**	**2,004,524**	**2,004,524**	**1,701,744**	**1,701,744**

(1) Analog models found later in this section.
(2) Estimate ultimate recoverable based on 15 bopd cutoff
(3) Development Well #4 to be drilled in pressure depleted reservoir therefore lower recovery

Mapping of the gas cap has been completed to estimate a recoverable gas of 7.21 Bcf. The recoverable gas is based on an average area of 4,725 acres, an average net thickness of 37 feet, porosity of 1% (no fractures considered), water saturation of 0% and gas factor of 0.0096 cf/scf. With fuel gas commitment of 1.5 MMcf per day, the daily sales gas is 2.4 MMcf. In this evaluation, the produced solution gas is also used for fuel to maximize the gas cap sales. The marketable gas is assigned proved developed producing.

Production Forecast and Declines

The proved developed producing forecasts are based on production performance trends (see production plots of these wells in Appendix B).

Well Name	PDP Initial Rate in 2012 (bopd)	PDP Decline Rate (%/month, b=0.1)
ES_1S	303	0.8
ES_2E_ST1	40	1.5

ES_5N	112	1.5
TP_1E	94	1.2
TP_6E_ST2	48	1.2
TP_6N	32	1.5
7P_7W	21	1.8
ES_6E_ST2	80	1.5
ES_2S	70	2.0

(1) Production decline analyses are in the later part of this section.

The proved undeveloped and probable undeveloped forecasts are based on the Analog Model #1 and the model is for a location within the pressure depleted reservoir.

Well Name	Initial Rate, bopd	Decline Rate, %/year
Analog Model #1	1,250.0	36.0

Figure II-1 Location Map of the Guaduas Field in the Middle Magdalena Valley, Colombia


CUNDINAMARCA
COLOMBIA
VICTORIA
Rio Guarino
CUNDINAMARCA
HONDA
MARIQUITA
UTICA
FALAN
QUEBRADANEGRA
TOLIMA
GUAYABAL
GUADUAS
VILLETA
RIO MAGDALENA
CHAGUANI
VIANI
LERIDA
SAN JUAN
DE RIOSECO
BITUIMA
VERTICE GEODESICO
"TUNAL - 214" -IGAC
AMBALEMA
BELTRAN

Figure II-2 Structure Map of the Cimarrona Formation in the Guaduas Field


Depth
TP-4W
ES-2S
ES-5N
ES-5E
TP-3E
ES-3E
ES-1S
1:78125

Figure II-3 Probable Locations in the Cimarrona Formation within the Guaduas Field


Probable Loc. #1
Probable Loc. #2
BLOQUE DINDAL

Table II-1 Summary of Reserve and Net Present Values

	Heavy Oil Reserves			Natural Gas				Revenue	
Reserve Category Proved:	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Gross (MMcf)	Net (MMcf)	Royalty (Mbbl)	Royalty Gas (M$)	Oil (M$)	Gas (Less Royalty) (M$)
Producing	1,204	1,091	873	3,491	2,605	218	4,078	84,467	29,861
Non-Producing	120	108	87	23	19	22	31	8,352	122
Total Proved	**1,323**	**1,199**	**959**	**3,514**	**2,624**	**240**	**4,109**	**92,819**	**29,983**
Probable	1,917	1,736	1,389	373	299	347	353	129,005	2,168
Total Probable	**1,917**	**1,736**	**1,389**	**373**	**299**	**347**	**353**	**129,005**	**2,168**
Proved + Probable	**3,240**	**2,936**	**2,348**	**3,888**	**2,922**	**587**	**4,462**	**221,824**	**32,151**

Reserve Category	CapEx	OpEx	Net Present Value in M$ Before Tax discounted @				
Proved:	(M$)	(M$)	0%	5%	10%	15%	20%
Producing	917	36,414	76,997	67,163	59,593	53,633	48,843
Non-Producing	124	4,986	3,364	3,081	2,840	2,633	2,454
Total Proved	**1,041**	**41,400**	**80,361**	**70,245**	**62,433**	**56,266**	**51,298**
Probable	12,742	24,210	94,221	74,580	60,022	49,027	40,573
Total Probable	**12,742**	**24,210**	**94,221**	**74,580**	**60,022**	**49,027**	**40,573**
Proved + Probable	**13,783**	**65,611**	**174,582**	**144,825**	**122,455**	**105,293**	**91,870**

Table II-2 Summary of All Wells and Net Present Values

Reserve Category	Heavy Oil Reserves			Natural Gas				Revenue	
Proved Producing Well	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Gross Gas (MMcf)	Net Gas (MMcf)	Oil Royalty (Mbbl)	Gas Royalty (M$)	Oil (M$)	Gas (-Royalty) (M$)
ES-1N	0	0	0	3,256	2,605	0	4,078	0	16,314
ES-1S	652	590	472	127	0	118	0	45,428	686
ES-2E-ST1	47	42	34	9	0	8	0	3,319	44
ES-2S	80	72	58	15	0	14	0	5,636	12,395
ES-5N	179	163	130	35	0	33	0	12,593	183
TP-1E	169	154	123	33	0	31	0	11,855	175
TP-6E-ST2	41	37	30	8	0	7	0	2,996	34
TP-6N	26	24	19	5	0	5	0	1,903	23
TP-7W	10	9	7	2	0	2	0	737	8
Total PDP	**1,204**	**1,091**	**873**	**3,491**	**2,605**	**218**	**4,078**	**84,467**	**29,861**
Prod Non-Producing									
ES-6E-ST2	120	108	87	23	0	22	0	8,352	122
Total PDNP	**120**	**108**	**87**	**23**	**19**	**22**	**30**	**8,352**	**122**
Total Proved	**1,323**	**1,199**	**959**	**3,514**	**2,623**	**240**	**4,108**	**92,819**	**29,983**
Probable ES-1S	123	111	89	24	19	22	32	8,546	129
Probable HZ 1	982	890	712	191	153	178	274	66,193	1,099
Probable HZ 2	812	736	589	158	127	147	47	54,267	940
Total Probable	**1,917**	**1,736**	**1,389**	**373**	**299**	**347**	**353**	**129,005**	**2,168**
Total Proved + Probable	**3,240**	**2,936**	**2,348**	**3,888**	**2,922**	**587**	**4,462**	**221,824**	**32,151**

Reserve Category			Before Tax NPV				
Proved Producing Well	CapEx (M$)	OpEx (M$)	(M$)	5% (M$)	10% (M$)	15% (M$)	20% (M$)
ES-1N	116	3,352	12,845	11,308	10,084	9,095	8,283
ES-1S	0	10,550	35,564	29,966	25,816	22,661	20,204
ES-2E-ST1	110	2,699	553	563	566	564	560
ES-2S	115	3,504	14,413	13,016	11,876	10,934	10,144
ES-5N	129	6,116	6,531	5,891	5,371	4,942	4,583
TP-1E	129	6,037	5,864	5,237	4,735	4,327	3,990
TP-6E-ST2	115	1,667	1,248	1,184	1,127	1,077	1,033
TP-6N	106	1,542	278	277	275	272	270
TP-7W	98	946	-299	-277	-257	-240	-224
Total PDP	**917**	**36,414**	**76,997**	**67,163**	**59,593**	**53,633**	**48,843**
PDNP-ES-6E-ST2	124	4,986	3,364	3,081	2,840	2,633	2,454
Total PDNP	**124**	**4,986**	**3,364**	**3,081**	**2,840**	**2,633**	**2,454**
Total Proved	**1,041**	**41,400**	**80,361**	**70,245**	**62,433**	**56,266**	**51,298**
Probable ES-1S	0	1,130	7,545	6,319	5,414	4,730	4,200
Probable HZ 1	6,249	12,428	48,615	38,905	31,610	26,029	21,684
Probable HZ 2	6,493	10,652	38,061	29,357	22,997	18,268	14,688
Total Probable	**12,742**	**24,210**	**94,221**	**74,580**	**60,022**	**49,027**	**40,573**
Total Proved + Probable	**13,783**	**65,611**	**174,582**	**144,825**	**122,455**	**105,293**	**91,870**

Gas produced from the oil wells is used as fuel.

Table II-3 Proved Non-Producing Reserve and Net Present Values
Effective Date December 31, 2011

	Heavy Oil Reserves			**Natural Gas**			Revenue				
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Gross (MMcf)	Net (MMcf)	Royalty (Mbbl)	Oil (M$)	Gas (Less Royalty) (M$)	CapEx (M$)	OpEx (M$)	Before Tax NPV (M$)
2012	20	18	14	4	3	4	1,489	15	-	582	922
2013	22	20	16	4	4	4	1,628	21	-	629	1,020
2014	19	17	14	4	3	3	1,310	19	-	623	706
2015	16	14	12	3	2	3	1,072	17	-	621	468
2016	13	12	10	3	2	2	890	15	-	623	282
2017	11	10	8	2	2	2	749	14	-	628	135
2018	10	9	7	2	2	2	649	12	-	635	26
2019	8	7	6	2	1	1	564	10	124	646	- 195
Total	**120**	**108**	**87**	**23**	**19**	**22**	**8,352**	**122**	**124**	**4,986**	**3,364**

NPV of Future Net Revenue
Before Tax Discounted (in M$) @

0%	5%	10%	15%	20%
3,364	3,081	2,840	2,633	2,454

Table II-4 Proved Reserve and Net Present Values
Effective Date December 31, 2011

	Heavy Oil Reserves			**Natural Gas**				Revenue				
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Gross (MMcf)	Net (MMcf)	Royalty (Mbbl)	Royalty Gas (M$)	Oil (M$)	Gas (Less Royalty) (M$)	CapEx (M$)	OpEx (M$)	Before Tax NPV (M$)
2012	255	231	185	843	635	46	770	19,313	6,648	-	6,292	19,669
2013	225	204	163	709	532	41	779	16,310	5,990	98	6,293	15,909
2014	193	175	140	586	439	35	710	13,417	5,155	220	5,809	12,542
2015	153	138	111	474	355	28	610	10,289	4,299	-	4,720	9,868
2016	134	121	97	376	280	24	507	8,886	3,542	110	4,736	7,583
2017	113	102	82	288	212	20	406	7,432	2,857	115	4,201	5,973
2018	94	85	68	208	151	17	295	6,335	1,296	116	3,644	3,871
2019	84	76	61	16	-	15	-	5,776	105	124	3,125	2,631
2020	68	62	50	13	-	12	-	4,787	87	258	2,495	2,120
2021	4	3	3	1	0	1	0	275	5	0	85	195
Total	**1,323**	**1,199**	**959**	**3,514**	**2,605**	**240**	**4,078**	**92,819**	**29,983**	**1,041**	**41,400**	**80,361**

NPV of Future Net Revenue
Before Tax Discounted (in M$) @

0%	5%	10%	15%	20%
80,361	70,245	62,433	56,266	51,298

Table II-5 Probable Reserve and Net Present Values
Effective Date December 31, 2011

	Heavy Oil Reserves						Revenue				
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Gross Gas (MMcf)	Net Gas (MMcf)	Royalty (Mbbl)	Oil (M$)	Gas (Less Royalty) (M$)	CapEx (M$)	OpEx (M$)	Before Tax NPV (M$)
2012	19	17	14	3	3	3	1,447	14	0	153	1,308
2013	17	16	13	3	3	3	1,259	16	0	145	1,130
2014	160	145	116	29	23	10,026	11,122	162	6,115	1,781	3,388
2015	480	435	348	87	70	31,396	32,365	514	6,359	5,029	21,491
2016	521	472	378	94	76	33,661	34,529	589	0	5,589	29,528
2017	318	288	231	58	46	20,156	20,943	379	0	3,973	17,349
2018	196	178	142	36	28	12,458	13,191	239	0	2,986	10,444
2019	123	111	89	22	18	7,718	8,402	152	0	2,382	6,171
2020	78	71	56	14	11	4,809	5,447	99	0	2,022	3,524
2021	4	4	3	1	1	249	300	5	268	149	-112
Total	**1,917**	**1,736**	**1,389**	**347**	**278**	**120,479**	**129,005**	**2,168**	**12,742**	**24,210**	**94,221**

NPV of Future Net Revenue
Before Tax Discounted (in M$) @

0%	5%	10%	15%	20%
94,221	74,580	60,022	49,027	40,573

Table II-6 Proved + Probable Reserve and Net Present Values
Effective Date December 31, 2011

	Heavy Oil Reserves			**Natural Gas**				Revenue				
Year	100% (Mbbl)	Gross (Mbbl)	Net (Mbbl)	Gross (MMcf)	Net (MMcf)	Royalty Oil (Mbbl)	Royalty Gas (M$)	Oil (M$)	Gas (Less Royalty) (M$)	CapEx (M$)	OpEx (M$)	Before Tax NPV (M$)
2012	274	248	199	847	635	49	770	20,760	6,662	0	6,445	20,977
2013	242	220	176	712	532	43	779	17,569	6,006	98	6,438	17,039
2014	353	320	256	615	439	10,061	710	24,539	5,317	6,335	7,591	15,930
2015	632	573	458	561	355	31,424	610	42,654	4,812	6,359	9,749	31,358
2016	655	594	475	471	280	33,685	507	43,415	4,131	110	10,325	37,111
2017	431	390	312	345	212	20,176	406	28,374	3,236	115	8,174	23,321
2018	291	263	211	243	151	12,475	295	19,526	1,535	116	6,630	14,315
2019	207	187	150	39	0	7,734	0	14,178	257	124	5,508	8,803
2020	146	133	106	27	0	4,822	0	10,234	185	258	4,517	5,644
2021	8	7	6	249	2	0	0	576	10	268	234	84
Total	**3,240**	**2,936**	**2,348**	**4,109**	**2,606**	**120,469**	**4,078**	**221,824**	**32,151**	**13,783**	**65,611**	**174,582**

NPV of Future Net Revenue
Before Tax Discounted (in M$) @

0%	5%	10%	15%	20%
174,582	144,825	122,455	105,293	91,870